UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2008

 ETRIALS WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50531	20-0308891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On May 22, 2008, Peter Coker, a member of our Board of Directors resigned.

Mr. Coker was a member of our Mergers and Acquisitions Committee.  He served on our Board of Directors since February 2006, when we acquired our etrials subsidiary in a merger.  Prior to the merger, he was a Director of etrials from its inception.

Mr. Coker stated the reasons for his resignation in correspondence with Hans Lindroth, the Chairman of our Board of Directors, as follows:

"Dear Hans:

As I discussed with you earlier today, it is becoming increasingly more difficult for me to feel good about my contributions to the board under the current circumstances.  In light of this I have made the decision to devote my time to other endeavors, which means I will not have sufficient time available to devote to my duties as a Director of etrials Worldwide, Inc. Please accept this note as my resignation from the board of directors effective today May 22, 2008.

Pete Coker"

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1                                Resignation of Peter Coker from Board of Directors on May 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2008	etrials Worldwide, Inc.

By: /s/ Eugene Jennings
Name: Eugene Jennings
Title: Chief Executive Officer